UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

DGB Investment, Inc.

Douglas Bergeron Qualified Personal Residence Trust

Bergeron Nieces and Nephews Trust

DOUGLAS G. BERGERON

Anna Brockway

Kristine E. Miller

Stephen Oblak

Stefanie Tsen Ward

Jennifer m. harrison

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DGB Investment, Inc. (“DGB Investment”), Douglas G. Bergeron and the other participants named herein (collectively, “DGB”) has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”).

Item 1: On September 10, 2026, DGB Investment issued the following press release:

Doug Bergeron Launches Search for New CEO of Ethan Allen

Company Desperately Needs Refreshed Leadership to Improve Execution and Restore Profitable Growth

Leading Global Executive Search Firm Selected for CEO Search

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of 5.2% of Ethan Allen’s outstanding common stock, today announced that he has launched an independent search for the next Chief Executive Officer of Ethan Allen in advance of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).1

Mr. Bergeron and his nominees to the Ethan Allen Board of Directors (the “Board”) at the 2026 Annual Meeting are committed to hitting the ground running if elected. To that end, they have selected a leading global executive search firm for the CEO search, a process they have initiated independently given the Board’s apparent unwillingness to address the need for a CEO succession. On August 7, 2026, the Company filed documentation with the SEC containing statements from its Chairman and CEO stating that the issue of succession has never been raised: “I’m a mountain climber. I’m a sports person. I have a boat; I have a farm. So yes, the fact is, if I believe that I don’t have the energy or the ability or the mind to run a business, then I should not be doing it. Our board, everybody else, has never raised this issue.”

Kristine Miller, one of Mr. Bergeron’s nominees to the Board, will lead the search process, supported by fellow nominees Anna Brockway, Steve Oblak, Stefanie Tsen Ward, and Mr. Bergeron. Ms. Miller previously served as Chief Strategy Officer of eBay Inc. (NASDAQ: EBAY) and spent 24 years at Bain & Company, including as Head of the North America retail practice. She is an experienced public company director, and she and Mr. Bergeron bring extensive experience identifying, evaluating, and overseeing senior executives. Ms. Miller commented, “Ethan Allen is a unique heritage brand with strong assets, and I am excited to work with my fellow director nominees to identify a leader with the strategic vision and operating experience to unlock its full potential.”

The nominees’ work to date includes:

1.	Establishing a CEO success profile centered on proven operating leadership, relevant experience in modern omnichannel retail and branded consumer businesses, and a demonstrated record of driving profitable growth and shareholder returns;
2.	Defining the executive archetypes best equipped to revitalize Ethan Allen’s brand, customer experience and digital capabilities, while preserving the craftsmanship and manufacturing excellence that define the Company; and
3.	Identifying high-caliber CEO candidates, prioritizing proven leaders with experience driving profitable growth, modernizing brands and customer experiences, building high-performing organizations, and successfully navigating transformation in retail and consumer businesses.

Mr. Bergeron commented, “Ethan Allen has all the ingredients needed to compete and win in the home furnishings industry. What it has lacked is leadership capable of putting its considerable assets to work. We are approaching the CEO search with the rigor it deserves, and we are very encouraged by both the caliber of potential candidates identified to date and the substantial unsolicited inbound interest we have received from accomplished executives who see the same opportunity for the Company that we do. Shareholders have waited far too long for results and accountability under the 38-year tenure of entrenched Chairman, President and CEO Farooq Kathwari, and we are pleased to begin the process to deliver them.

“This is an exciting time for the future of Ethan Allen and for its customers, employees and shareholders.”

For more information on Mr. Bergeron’s campaign, including the case for change and nominee biographies, shareholders are encouraged to visit www.EthanAllenGrowth.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

DGB Investment, Inc. (“DGB Investment”) and Douglas G. Bergeron, together with the other participants named herein, have filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB Investment’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders of Ethan Allen Interiors Inc., a Delaware corporation (“ETD” or the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are expected to be DGB Investment, Douglas Bergeron Qualified Personal Residence Trust (the “Residence Trust”), Bergeron Nieces and Nephews Trust (the “Nieces and Nephews Trust”), Douglas G. Bergeron, Jennifer M. Harrison, Anna Brockway, Kristine E. Miller, Stephen Oblak and Stefanie Tsen Ward.

As of the date hereof, DGB Investment directly beneficially owns 1,050,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). As of the date hereof, the Residence Trust directly beneficially owns 90,000 shares of Common Stock. As of the date hereof, the Nieces and Nephews Trust directly beneficially owns 135,000 shares of Common Stock. Mr. Bergeron, as President and sole stockholder of DGB Investment and as trust advisor for each of the Residence Trust and the Nieces and Nephews Trust, may be deemed to beneficially own the 1,275,000 shares of Common Stock directly beneficially owned in the aggregate by DGB Investment, the Residence Trust and the Nieces and Nephews Trust. As of the date hereof, Ms. Harrison directly beneficially owns 25,000 shares of Common Stock. As of the date hereof, Mses. Brockway, Miller and Ward and Mr. Oblak do not beneficially own any shares of Common Stock.

1 There is no guarantee that any candidate identified through this search will be appointed as CEO. Any CEO appointment will require approval by the Board, the composition of which will depend on the outcome of the upcoming election at the 2026 Annual Meeting.

Contacts

Media Contact:
DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 2: Also on September 10, 2026, DGB Investment posted the following material to www.EthanAllenGrowth.com:

Case for Change Nominees **Materials** About

Materials

Press Releases

Doug Bergeron Launches Search for New CEO of Ethan Allen
9.10.26 BUSINESS WIRE

Doug Bergeron Files Preliminary Proxy Statement for Ethan Allen's 2026 Annual Meeting
9.4.26 BUSINESS WIRE

Doug Bergeron Comments on Latest Self-Serving Tactics by Ethan Allen Board
8.20.26 BUSINESS WIRE

Doug Bergeron Launches Campaign to Revitalize Growth at Ethan Allen and Nominates Alternative Slate of Director Candidates
8.5.26 BUSINESS WIRE

Media Coverage

Ethan Allen Activist Investor Plans to Conduct Own CEO Search
9.10.26 BLOOMBERG

Ethan Allen, cricket and melting ice cubes
8.11.26 HOME NEWS NOW

Furniture Firm Ethan Allen Pushed by Activist to Replace Board
8.5.26 BLOOMBERG

Need CEO Search For Ethan Allen: Bergeron
8.5.26 BLOOMBERG

13D Monitor Report on Ethan Allen Interiors, Inc. (ETD)
8.5.26 13D MONITOR

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SHAREHOLDER CONTACT

Okapi Partners
info@okapipartners.com

MEDIA CONTACT

Gasthalter & Co.
DGB@gasthalter.com

ETHAN ALLEN
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